Exhibit 3.3

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:19 PM 02/08/2016
FILED 02:19 PM 02/08/2016
SR 20160658721 - File Number 783047

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware dose hereby certify:

FIRST: That at a meeting of the Texas Wyoming Drilling, Inc. Board of Directors of resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “(4) fourth” so that, as amended, said Article shall be and read as follows:

The Corporation hereby recapitalizes the corporate structure in the form of reverse stock split on the common stock only, at a rate of one share for every 150 shares outstanding and without affecting the Series A Preferred Stock, which preferred stock shall not be subject to this inverse split/corporate action. The effective date of this reverse stock split shall be immediately upon the approval by Financial Industry Regulatory Authority (FINRA) of such corporate action. Any and all fractional shares resulting from this corporate action shall be rounded up to the next highest whole number. Immediately upon effectiveness of the 1:150 Reverse Stock Split, in order to eliminate the resulting consequence to the authorized number of shares and to the par value, respectively, and to further reduce the number of authorized shares, the Corporation’s Certificate of Incorporation is hereby amended such that the total number of Authorized Shares of Capital Stock shall at that moment be increased from 10,000,000 (otherwise resulting from the 1:150 Reverse Stock Split), to 500,000,000 shares, and the par value shall be decreased from $0.015 to $0.0001 (otherwise resulting from the 1:150 Reverse Stock Split).

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 26th day of December, 2016.

Authorized Officer Title: President

/s/ Margo Cadena

Name:	Margo Cadena
Print or Type: Margo Cadena

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:19 PM 02/08/2016
FILED 02:20 PM 02/08/2016
SR 20160660032 - File Number 783047

Certificate of Designations, Preferences

and Rights of Series A Preferred Stock

of

Texas Wyoming Drilling, Inc.

TEXAS WYOMING DRILLING, INC. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, by and through its duly authorized Secretary, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation and pursuant to section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation duly adopted the following resolution effective as of December 12, 2014, which resolution remain in full force and effect as of the date hereof:

WHEREAS, pursuant to the authority conferred upon the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation and pursuant of Section 151 of the General Corporation Law of the State of Delaware, effective as of December 12, 2014, the Board of Directors of the Corporation created authorized and provided for the issuance of a series of shares of preferred stock, par value $0.0001 per share, of the Corporation, consisting of Two Hundred Fifty (250) shares designated as Series A Preferred Stock and to further designate and establish the voting powers, limitations, rights and preferences with respect thereto, as set forth herein.

NOW THEREFOR BE IT RESOLVED that pursuant to the authority conferred upon the Board of Directors of the Corporation by the Certificate of Incorporation of Corporation and pursuant to Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors hereby amends the Certificate of Incorporation by amending Article 4 of the Certificate of Incorporation and Designating a singles series of Preferred Stock out of the Authorized but Undesignated Shares of Preferred Stock as follows:

FIRST RESOLUTION:

Designation. The Two Hundred Fifty (250) shares of the Corporation’s authorized but undesignated shares of Preferred Stock is hereby designated as Series A Preferred Stock (the “Series A Preferred Stock”), par value $0.0001 per share, and such shares are hereby designated as such and each share shall have the following voting powers, limitations, rights and preferences:

The right to vote on all matters coming to the shareholders with each share casting a vote equal to the quotient of the sum of all outstanding shares of common stock divided by 0.99. The Series A Preferred Stock shall have no other rights or preferences.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by, its President, effective as of the 26th day of December, 2015.

TEXAS WYOMING DRILLING, INC.

By:	/s/ Margaret Cadena
Name: Margaret Cadena
Title: President

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:24 PM 12/15/2014
FILED 02:24 PM 12/15/2014
SRV 141540578 - 0783047 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of TEXAS WYOMING DRILLING, INC. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “(4) FOURTH” so that, as amended, said Article shall be and read as follows:

THE AUTHORIZED STOCK FOR THIS COMPANY SHALL BE 1,500,000,000 SHARES THAT SHALL CONSIST OF 1,499,999,750 SHARES OF COMMON STOCK WITH A PAR VALUE OF .0001 AND 250 PREFERRED SHARES WITH A PAR VALUE OF .0001

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 12th day of DECEMBER, 2014.

By:	/s/ Margo Cadena
Authorized Officer

Title:	PRESIDENT CEO.

Name:	Margo Cadena
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:50 PM 04/22/2008
FILED 02:50 PM 04/22/2008
SRV 080458518 - 0783047 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of eWeb2l Corp resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “1                    ” so that, as amended, said Article shall be and read as follows:

Texas Wyoming Drilling, Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 21 day of April, 2008.

By:	/s/ Doug Davis
Authorized Officer

Title:	CEO

Name:	Doug Davis
Print or Type

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

eWeb21 Corp.

Pursuant to Section 245 of the General Corporation Law of the State of Delaware, eWeb21 Corp.. (hereinafter referred to as the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

1.	The Corporation duly filed its original Certificate of Incorporation with the Secretary of State of Delaware on June 28, 1972 under the name OSR Corporation.

2.	Pursuant to written action of the directors in lieu of a meeting taken by the Directors of the Corporation on October 18, 2000 resolutions were duly adopted, pursuant to Sections 141(f), 242(a) and 245 of the General Corporation Law of the State of Delaware, proposing and declaring advisable the amendment and restatement of the Certificate of Incorporation of the Corporation, as provided in Exhibit A hereto. Such resolutions are as follows:

RESOLVED: That it is hereby deemed advisable and in the best interests of the Corporation to effect an amendment to the Certificate of Incorporation of the Corporation, as amended to date, pursuant to which

(a)	the number of authorized common and preferred shares would be changed from 50.0. 000 shares of common stock and 50,000,000 shares of preferred stock to 95,00,000 shares of common stock and 5,000,000 shares of preferred stock;

(b)	provisions relating to the limitation of personal liability and to indemnification of directors and officers would be added;

(c)	provisions relating to arrangements with creditors would be added;

(d)	the application of Section 203 relating to interested directors would not govern; and

(e)	that the Corporation’s Certificate of Incorporation be amended and restated in its entirety so that the same shall read as set forth in Exhibit A hereto.

3.	The necessary number of shares as required by statute consented in writing on October 18, 2000, to the amendment pursuant to Section 228 of the Delaware General Corporation Law.

4.	Said amendment and restatement was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

I, THE UNDERSIGNED, being the Chief Executive Officer of the Corporation, do make, file and record this Amended and Restated Certificate of Incorporation, do certify that the facts herein stated are true and, accordingly, have hereto set my hand this 25th day of October, 2000.

/s/ Paul Robert Lambert
Paul Robert Lambert
Chief Executive Officer

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:02 AM 10/25/2000
001540233 – 0783047

Exhibit A

The Amended and Restated Certificate Of Incorporation Of

eWeb21 Corp.

FIRST:

The name of this corporation (hereinafter called the “Corporation”) is

eWeb21 Corp.

SECOND:

The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road Suite 400 , Wilmington, in the County of New Castle. The registered agent is Corporation Service Company.

THIRD:

The nature of the business and the purpose to be conducted and promoted by the Corporation, which shall be in addition to the authority of the Corporation to conduct any lawful business, is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law of the State of Delaware and to do anything which shall appear necessary or beneficial to the Corporation in connection with (a) its operation, (b) accomplishment of its purposes, or (c) exercise of its powers set forth in this Certificate.

FOURTH:

The total number of shares of stock which the Corporation shall have authority to issue is 100,000,000. The par value of each of such shares is S.001.

95,000,000 of such shares shall be shares of common stock.

5,000,000 of such shares shall be shares of preferred stock. The board of directors of the Corporation is hereby granted the power to authorize by resolution, duly adopted from time to time, the issuance of any or all of the preferred stock in any number of classes or series within such classes and to set all terms of such preferred stock of any class or series, including, without limitation, its powers, preferences, rights, privileges, qualifications, restrictions and/or limitations. The powers, preference, rights, privileges, qualifications, restrictions and limitations of each class or series of the preferred stock, if any, may differ from those of any and all other classes or other series at any time outstanding. Any shares of any one series of preferred stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.

FIFTH:

The Corporation is to have perpetual existence.

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SIXTH:

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the Delaware General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the Delaware General Corporation Law order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement of the Corporation as consequence and to any reorganization of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application bas been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

SEVENTH:

For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

1.	The management of the business and the conduct of the affairs of the Corporation shall be vested in its board of directors. The number of directors which shall constitute the whole board of directors shall be fixed by, or in the manner provided in, the by-laws. The phrase “whole board” and the phrase “total number of directors” shall be deemed to have the same meanings to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

2.	After the original or other by-laws of the Corporation have been adapted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the Delaware General Corporation Law, and after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the by-laws of the Corporation may be exercised by the board of directors of the Corporation subject to the reserved power of the stockholders to make, alter and repeal any by-laws adopted by the board of directors; provided, however, that any provision for the classification of directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the Delaware General Corporation Law shall be set forth in a by-law adopted by the stockholders of the Corporation entitled to vote.

3.	Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of this certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) to Section 242 of the Delaware General Corporation Law' shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

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4.	With the consent in writing or pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, the board of directors shall have the authority to dispose, in any manner, of the whole property of the Corporation

5.	The by-laws shall determine whether and to what extent the accounts and books of the Corporation, or any of them, shall be open to inspection by the stockholders; and no stockholder shall have any right or inspecting any account or book or document of the Corporation, except as conferred by law or by by-laws or by resolution of the stockholders.

6.	The stockholders and directors shall have the power to hold their meeting and to keep the books, documents and papers of the Corporation outside the State of Delaware at such places as may be from time to time designated by the by-laws or by resolution of the stockholders or directors, except as otherwise required by the Delaware General Corporation Law.

Any action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

EIGHTH:

The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the Delaware General Corporation Law, as the same may be amended and supplemented.

NINTH:

The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action In another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which such person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

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TENTH:

From time to time, any of the provisions of this certificate of incorporation may be amended, altered or repealed; and other provisions authorized by the laws at the time in force may be added or inserted in the manner and at the time prescribed by said laws; and all rights at any time conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this Article TENTH.

ELEVENTH:

The Corporation elects not to be governed by Section 203 of the Delaware General Corporation

Law.

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